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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SilverStream Software, Inc. for the registration of 759,300 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 2000, with respect to the consolidated financial statements of SilverStream Software, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference therein of our report dated March 20, 2000 with respect to the financial statement schedule of SilverStream Software, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP



Boston, Massachusetts
January 29, 2001